                                  PRESS RELEASE

                       SkyWay Communications Holding Corp.
                    Announces the Appointment of Four Former
                             AT&T/Claircom Airborne
                        Telecommunications Tower Network
                              Operations Managers

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CLEARWATER, Fla.--(PREIMEZONE) - October 6, 2003 - SkyWay Communications
Holding Corp. (OTCBB: SWYC), and its wholly owned subsidiary, Sky Way Aircraft
Inc., announced today the appointment of four former AT&T/Claircom Airborne
Telecommunications Tower Network Operations Managers. On July 9, 2003, SkyWay
completed the purchase of selected assets of the former AT&T Airborne
Telecommunications Network consisting of selected network hardware, embedded software license, ground stations locations and technical documentation associated with over 100 U.S. tower locations. These four individuals, who have combined a total of over 40 years experience with this network and played a significant role in the network management, original development, installation and maintenance of the AT&T/Claircom network, have joined the SkyWay team and will continue in that role to support the SkyWay tower network. Utilizing the funding received from the duPont Investment Group and the previously purchased
AT&T/Claircom assets (see earlier announcements); SkyWay will commence the tower infrastructure development and continue with their ground to air network re-activation plans.

Jim Funkhouser, who previously held the position of National Director of Network
Operations for 8 years, has accepted the position of the National Director of
SkyWay Network Operations and will be responsible for the network day-to-day operations. Ron Wissler and Larry Haggerty, who previously held the positions of
National Operations Field Engineers for both the Eastern and Western U.S.
respectively, will function in that same capacity and will be responsible for the management of the tower site equipment, site maintenance and repair and overall ground to air network service. The position of National Operations
Support Coordinator has been accepted by Audri Alsman, a position that she also held at AT&T/Claircom for 10 years and who will be responsible for site management, site lease/landlord coordination, budget preparation and accounting.

Brent Kovar, President of SkyWay Aircraft stated that "We are extremely fortunate to have the opportunity to add these individuals to the SkyWay staff.
Their network and tower experience and knowledge with this national network is a huge plus for SkyWay, additionally they have the motivation and dedication necessary to return this nationwide network to its original operational status."

About Sky Way Aircraft, Inc.

Sky Way Aircraft, Inc. is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. Sky
Way Aircraft is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, Sky Way Aircraft intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. Sky Way
Aircraft intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Brent Kovar, President (727) 535 8211     OR     www.skywayaircraftsecurity.com